Exhibit 99.1

Verra Mobility Announces Fourth Quarter and Full Year 2020 Financial Results

Full year 2020 revenue of $393.6 million

Generated cash flows from operations of $46.9 million

Mesa, AZ, March 1, 2021 – Verra Mobility (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today financial results for the fourth quarter and full year ended December 31, 2020.

“We are pleased with our execution throughout this challenging year and we ended 2020 on a high note with a solid quarter. Additionally, we are incredibly excited about the strategic acquisition of Redflex and the value it will add to our Government Solutions segment,” said David Roberts, Chief Executive Officer, Verra Mobility. “As the pandemic’s effect on the global economy subsides, we believe our balanced product portfolio and long-term smart city innovation initiatives give us the ability to maintain momentum throughout 2021 and support our vision to be the global leader in smart transportation.”

Fourth Quarter 2020 Financial Highlights

•

Revenue: Total revenue for the fourth quarter of 2020 was $100.2 million, down 11% compared to $112.5 million for the fourth quarter of 2019. Within total revenue, service revenue was $91.0 million and product sales contributed $9.2 million. The decline was mainly in our Commercial Services service revenue, due to the significant impact of the novel coronavirus (“COVID-19”) on the rental car industry, which was partially offset by growth in Government Solutions service revenue.

•

Net (loss) income: Net loss for the fourth quarter of 2020 was $(1.4) million, or $(0.01) per share based on 162.1 million diluted weighted average shares outstanding. Net income for the comparable 2019 period was $9.2 million, or $0.06 per share, based on 163.9 million diluted weighted average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $45.8 million for the fourth quarter of 2020, compared to $59.6 million for the same period last year.

Full Year 2020 Financial Highlights

•

Revenue: Total revenue for 2020 was $393.6 million, down 12% compared to $448.7 million for the 2019 period. Within total revenue, service revenue was $336.3 million and product sales contributed $57.3 million. The decline was in our Commercial Services service revenue, due to COVID-19’s significant negative impact on the rental car industry, which was offset by growth in product sales and service revenue in our Government Solutions segment.

•

Net (loss) income: Net loss for 2020 was $(3.4) million, or $(0.02) per share, based on 161.6 million diluted weighted average shares outstanding. Net income for the comparable 2019 period was $33.3 million, or $0.21 per share, based on 161.5 million diluted weighted average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $181.8 million for full year 2020, compared to $241.4 million for 2019.

Liquidity: As of December 31, 2020, cash and cash equivalents were $120.3 million and we generated $46.9 million in cash flows from operations for 2020. As of December 31, 2020, we had total debt of $865.6 million, net of cash on hand our net debt was $745.4 million, and a $48.8 million availability to borrow on the revolver that is undrawn.

The operating results for the full year 2020 were impacted by COVID-19, which emerged in late 2019 and has since spread throughout the world. COVID-19 has had and continues to have a significant negative impact on the global economy, including the rental car industry due to reduced airline travel and widespread travel restrictions throughout the world. Refer to the section below entitled, Forward Looking Statements, for further discussion on risks and uncertainties.

Pending Acquisition: On January 21, 2021, we entered into a Scheme Implementation Agreement with Redflex Holdings Limited to acquire all of Redflex’s outstanding equity for approximately AUD 146.1 million, and the closing of the acquisition is expected to take place in the second quarter of 2021 subject to the satisfaction or waiver of specified conditions. If completed, this would expand our photo enforcement presence in the United States, Australia and Europe.

The Company reports its results of operations based on two operating segments:

•

Commercial Services delivers market-leading automated toll and violations management and title and registration solutions to rental car companies, fleet management companies and other large fleet owners.

•

Government Solutions delivers market-leading automated safety solutions to municipalities and school districts, including services and technology that enable photo enforcement related to red-light, speed, school bus, and city bus lanes.

Fourth Quarter 2020 Segment Detail

•

Commercial Services segment generated total revenue of $48.2 million, a decrease of 29% compared to the same period in 2019. Segment profit was $25.2 million, a 40% decrease from $42.1 million in the prior year. The significant decreases in revenue and profit resulted from COVID-19’s negative impact on the rental car industry discussed above, and we anticipate that the impact will result in year over year revenue declines through March 2021. Segment profit margin was 52% for 2020 and 62% for the same period in 2019.

•

Government Solutions segment generated total revenue of $52.0 million growing 17% over the same period in 2019. The growth in this segment is driven by service revenue increase for the period along with a slight increase in product sales. Segment profit was $20.8 million, a 18% increase from $17.6 million in the prior year. Segment margin remained steady at 40% in 2020 and 2019.

Quarterly Conference Call

Verra Mobility will host a conference call and live webcast to discuss financial results for investors and analysts at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time) on March 1, 2021. To access the conference call, dial (877) 407-0784 for the U.S. or Canada and (201) 689-8560 for international callers with conference ID #13715284. The webcast will be available live in the “Investor Relations” section of the Company’s website at http://ir.verramobility.com. An audio replay of the call will also be available until 9:59 p.m. Mountain Time (11:59 p.m. Eastern Time) on March 15, 2021, by dialing (844) 512-2921 for the U.S. or Canada and (412) 317-6671 for international callers, and entering passcode #13715284. In addition, an archived webcast will be available in the “News & Events” section of the Investor Relations page of the Company’s website at http://ir.verramobility.com.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem –

one that brings together vehicles, devices, information, and people to solve complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world’s largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through connectivity with more than 50 individual tolling authorities and more than 400 issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments and school districts across North America operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in more than 15 countries. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company’s expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of the Company’s strategic acquisitions, changes in the market for our products and services, expected operating results, such as revenue growth, expansion plans and opportunities, and earnings guidance related to 2021 financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (2) the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs; (3) customer concentration in our Commercial Services and Government Solutions segments; (4) decreases in the prevalence of automated photo enforcement or the use of tolling; (5) risks and uncertainties related to our government contracts, including but not limited to administrative hurdles, legislative changes, termination rights, audits and investigations; (6) decreased interest in outsourcing from our customers; (7) our ability to properly perform under our contracts and otherwise satisfy our customers; (8) our ability to compete in a highly competitive and rapidly evolving market; (9) our ability to keep up with technological developments and changing customer preferences; (10) the success of our new products and changes to existing products and services; (11) our ability to successfully integrate our recent or future acquisitions; (12) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (13) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company’s other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company’s reported financial results and our business outlook for future periods.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, Adjusted EBITDA, and Free Cash Flow are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

($ in thousands except per share data)	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$120,259	$131,513
Restricted cash	633	917
Accounts receivable (net of allowance for credit loss of $11.5 million at December 31, 2020)	168,783	93,514
Unbilled receivables	14,045	20,003
Prepaid expenses and other current assets	24,317	26,491
Total current assets	328,037	272,438
Installation and service parts, net	7,944	8,841
Property and equipment, net	70,284	72,266
Operating lease assets	29,787	32,177
Intangible assets, net	342,139	434,443
Goodwill	586,435	584,150
Other non-current assets	2,699	3,111
Total assets	$1,367,325	$1,407,426
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$34,509	$50,825
Accrued liabilities	15,636	19,547
Payable to related party pursuant to tax receivable agreement, current portion	4,791	5,730
Current portion of long-term debt	9,104	28,779
Total current liabilities	64,040	104,881
Long-term debt, net of current portion	832,941	837,686
Operating lease liabilities, net of current portion	27,986	30,130
Payable to related party pursuant to tax receivable agreement, net of current portion	67,869	61,174
Asset retirement obligation	6,409	6,309
Deferred tax liabilities, net	21,148	25,716
Other long-term liabilities	494	2,183
Total liabilities	1,020,887	1,068,079
Commitments and contingencies
Stockholders' equity
Preferred stock, $.0001 par value	—	—
Common stock, $.0001 par value	16	16
Common stock contingent consideration	36,575	54,862
Additional paid-in capital	393,995	367,266
Accumulated deficit	(84,359)	(80,220)
Accumulated other comprehensive income (loss)	211	(2,577)
Total stockholders' equity	346,438	339,347
Total liabilities and stockholders' equity	$1,367,325	$1,407,426

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2020	2019	2020	2019
Service revenue	$90,982	$104,839	$336,274	$416,723
Product sales	9,181	7,622	57,319	32,014
Total revenue	100,163	112,461	393,593	448,737
Cost of service revenue	828	1,171	3,967	5,561
Cost of product sales	4,735	3,487	29,573	13,919
Operating expenses	30,227	31,542	115,729	125,640
Selling, general and administrative expenses	25,446	22,784	89,664	85,493
Depreciation, amortization and (gain) loss on disposal of assets, net	28,842	29,283	116,844	115,771
Impairment of property and equipment	—	—	—	5,898
Total costs and expenses	90,078	88,267	355,777	352,282
Income from operations	10,085	24,194	37,816	96,455
Interest expense, net	9,297	14,108	40,865	60,729
Tax receivable agreement liability adjustment	2,404	—	6,850	(106)
Other income, net	(2,455)	(2,919)	(11,885)	(11,092)
Total other expenses	9,246	11,189	35,830	49,531
Income before income tax provision	839	13,005	1,986	46,924
Income tax provision	2,255	3,825	5,431	13,581
Net (loss) income	$(1,416)	$9,180	$(3,445)	$33,343
Other comprehensive income:
Change in foreign currency translation adjustment	4,196	4,980	2,788	3,244
Total comprehensive income (loss)	$2,780	$14,160	$(657)	$36,587
Net (loss) income per share:
Basic	$(0.01)	$0.06	$(0.02)	$0.21
Diluted	$(0.01)	$0.06	$(0.02)	$0.21
Weighted average shares outstanding:
Basic	162,144	159,009	161,632	157,890
Diluted	162,144	163,910	161,632	161,522

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Year Ended December 31,
($ in thousands)	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(3,445)	$33,343
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	116,570	115,566
Amortization of deferred financing costs and discounts	5,437	6,641
Impairment of property and equipment	—	5,898
Tax receivable agreement liability adjustment	6,850	(106)
Credit loss expense	14,387	8,100
Deferred income taxes	(4,746)	(10,894)
Stock-based compensation	12,589	10,012
Installation and service parts expense	677	1,166
Accretion expense	259	350
Loss on disposal of assets	274	205
Changes in operating assets and liabilities:
Accounts receivable, net	(90,588)	(12,662)
Unbilled receivables	5,964	(6,428)
Prepaid expenses and other assets	3,829	(7,150)
Accounts payable and accrued liabilities	(16,867)	(8,194)
Other liabilities	(4,281)	(2,045)
Net cash provided by operating activities	46,909	133,802
Cash Flows from Investing Activities:
Acquisition, net of cash and restricted cash acquired	—	(25,519)
Purchases of installation and service parts and property and equipment	(24,260)	(29,685)
Cash proceeds from the sale of assets	107	231
Net cash used in investing activities	(24,153)	(54,973)
Cash Flows from Financing Activities:
Repayment of long-term debt	(28,779)	(9,104)
Payment of debt issuance costs	(1,078)	(426)
Payment of employee tax withholding related to RSUs vesting	(4,147)	(4,990)
Net cash used in financing activities	(34,004)	(14,520)
Effect of exchange rate changes on cash and cash equivalents	(290)	1,040
Net (decrease) increase in cash, cash equivalents and restricted cash	(11,538)	65,349
Cash, cash equivalents and restricted cash - beginning of period	132,430	67,081
Cash, cash equivalents and restricted cash - end of period	$120,892	$132,430

VERRA MOBILITY CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
($ in thousands)	2020	2019	2020	2019
Net (loss) income	$(1,416)	$9,180	$(3,445)	$33,343
Interest expense, net	9,297	14,108	40,865	60,729
Income tax provision	2,255	3,825	5,431	13,581
Depreciation and amortization	28,742	29,065	116,570	115,566
EBITDA	38,878	56,178	159,421	223,219
Transaction and other related expenses (i)	1,160	946	1,895	2,368
Transformation expenses (ii)	—	—	1,090	—
Impairment of property and equipment (iii)	—	—	—	5,898
Tax receivable agreement liability adjustment (iv)	2,404	(106)	6,850	(106)
Stock-based compensation (v)	3,397	2,586	12,589	10,012
Adjusted EBITDA	$45,839	$59,604	$181,845	$241,391

(i)

Transaction and other related expenses incurred in 2020 primarily relate to acquisition-related costs mainly for Pagatelia S.L, certain costs for refinancing our debt and deal costs for the pending acquisition with Redflex Holdings Limited. For the 2019 period, these related to secondary offering costs incurred by us for PE Greenlight Holdings, LLC and transaction expenses for the Pagatelia S.L acquisition.

(ii)	Transformation expenses consist of severance and other employee separation costs related to exit activities initiated during the year ended December 31, 2020.
(iii)	This represents an impairment charge on fixed assets that were used and held in our operations.
(iv)

The $2.4 million and the $6.8 million of charges for the three and twelve months ended December 31, 2020 reflect the impact of an increase to our deferred tax rate arising from higher estimated state tax rates due to a change in apportionment.

(v)	Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation 2018 Equity Incentive Plan.

FREE CASH FLOW (Unaudited)

	For the Year Ended December 31,
($ in thousands)	2020	2019
Net cash provided by operating activities	$46,909	$133,802
Purchases of installation and service parts and property and equipment	(24,260)	(29,685)
Free cash flow	$22,649	$104,117

EBITDA and Adjusted EBITDA

We define EBITDA as net (loss) income adjusted to exclude interest expense, net, income taxes, depreciation and amortization. Adjusted EBITDA further excludes certain non-cash expenses and other transactions that management believes are not indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, as a result, they may not be comparable to similarly titled performance measures presented by other companies.

We use these metrics to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition to Adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance. EBITDA and Adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net (loss) income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

Free Cash Flow

We define “Free Cash Flow” as cash flow from operations less capital expenditures.

Investor Relations Contact

Marc P. Griffin

ICR, Inc., for Verra Mobility

646-277-1290

IR@verramobility.com